As filed with the Securities and Exchange Commission on November 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Mosaic Company

(Exact name of registrant as specified in its charter)

Delaware	2,870	20-1026454
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 East Kennedy Blvd

Suite 2500

Tampa, Florida 33602

(800) 918-8270

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Isaacson

Senior Vice President, General Counsel and Corporate Secretary

101 East Kennedy Blvd

Suite 2500

Tampa, Florida 33602

(800) 918-8270

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)

(1)

Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate offering prices or upon exercise, settlement, exchange or conversion of the securities offered hereunder.

(2)	Pursuant to Rules 456(b) and 457(r), the Registrant elects to defer payment of all of the registration fees.

THE MOSAIC COMPANY

Common Stock

Preferred Stock

Debt Securities

Warrants

We and/or one or more selling stockholders may offer and sell from time to time in one or more offerings, either separately or together in any combination:

•	shares of common stock;

•	shares of preferred stock;

•	unsecured debt securities, which may consist of notes, debentures or other evidences of indebtedness; and

•	warrants.

Each time we or any selling stockholders sell any of these securities, we will provide one or more prospectus supplements containing specific information about that offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

We and/or the applicable selling stockholders may offer and sell these securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers and any applicable purchase price, fee, commission or discount arrangements.

Our common stock is traded on the New York Stock Exchange under the symbol “MOS.”

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we and/or one or more selling stockholders may, over time, sell in one or more offerings the securities described in this prospectus, which may include common stock, preferred stock, debt securities and warrants. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus describes the general terms of the securities to be offered hereby. A prospectus supplement that will describe the specific amounts, names of the selling stockholders, prices and other terms of the securities being offered will be provided to you in connection with each sale of securities offered pursuant to this prospectus. The prospectus supplement or any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. To understand the terms of securities offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents by Reference.” When used in this prospectus, the terms “we,” “our,” “us,” and “the Company,” except as otherwise indicated or as the context otherwise indicates, refer to The Mosaic Company and/or its applicable subsidiary or subsidiaries. All references in this prospectus to “$”, “U.S. Dollars” and “dollars” are to United States dollars.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. Our filings with the SEC are also available to the public on our website at http://www.mosaicco.com. Information contained on our website is not part of this prospectus or any prospectus supplement. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 22, 2021 (including the description of our common stock contained in Exhibit 4.iii thereto);

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed on May 4, 2021, the quarterly period ended June  30, 2021, as filed on August 3, 2021, and the quarterly period ended September  30, 2021, as filed on November 2, 2021; and

•	our Current Reports on Form 8-K filed with the SEC on May 24, 2021, June 4, 2021, June 24, 2021 and August 23, 2021.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of this offering. Unless otherwise stated in the applicable reports, information that is not deemed “filed” with the SEC, including any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of the filings, at no cost, by telephone at (800) 918-8270 or by mail at: The Mosaic Company, 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, Attention: Investor Relations.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, the prospectus supplement applicable to each sale of securities offered pursuant to this prospectus and the documents we have incorporated by reference may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “should” or other similar words to identify forward-looking statements.

Factors that could cause reported results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following:

•

business and economic conditions and governmental policies affecting the agricultural industry where we or our customers operate, including price and demand volatility resulting from periodic imbalances of supply and demand;

•

the impact of the novel coronavirus Covid-19 pandemic on the global economy and our business, suppliers, customers, employees and the communities in which we operate, as further described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus;

•	drop in oil demand, which could lead to a significant decline in production, and its impact on the availability and price of sulfur, a key raw material input for our Phosphate segment operations;

•

because of political and economic instability or changes in government policies in Brazil, Saudi Arabia, Peru or other countries in which we do business, our operations could be disrupted as higher costs of doing business could result, including those associated with implementation of new freight tables and new mining legislation;

•	changes in farmers’ application rates for crop nutrients;

•	changes in the operation of world phosphate or potash markets, including consolidation in the crop nutrient industry, particularly if we do not participate in the consolidation;

•

the expansion or contraction of production capacity or selling efforts by competitors or new entrants in the industries in which we operate, including the effects of actions by the other member of Canpotex Limited (“Canpotex”) to prove its production capacity of potash expansion projects, through proving runs or otherwise;

•	the effect of future product innovations or development of new technologies on demand for our products;

•

seasonality in our business that results in the need to carry significant amounts of inventory and seasonal peaks in working capital requirements, which may result in excess inventory or product shortages;

•	changes in the costs, or constraints on supplies, of raw materials or energy used in manufacturing our products, or in the costs or availability of transportation for our products;

•

declines in our selling prices or significant increases in costs that can require us to write down our inventories to the lower of cost or market, or require us to impair goodwill or other long-lived assets, or establish a valuation allowance against deferred tax assets;

•

the lag in realizing the benefit of falling market prices for the raw materials we use to produce our products that can occur while we consume raw materials that we purchased or committed to purchase in the past at higher prices;

•	disruptions of our operations at any of our key production, distribution, transportation or terminaling facilities, including those of Canpotex or any joint venture in which we participate;

•	shortages or other unavailability of railcars, tugs, barges and ships for carrying our products and raw materials;

•	the effects of and change in trade, monetary, environmental, tax and fiscal policies, laws and regulations;

•	foreign exchange rates and fluctuations in those rates;

•	tax regulations, currency exchange controls and other restrictions that may affect our ability to optimize the use of our liquidity;

•	risks associated with our international operations, including any potential and actual adverse effects related to the Miski Mayo mine;

•	adverse weather conditions affecting our operations, including the impact of potential hurricanes, excessive heat, cold, snow, rainfall or drought;

•

difficulties or delays in receiving, challenges to, increased costs of obtaining or satisfying conditions of, or revocation or withdrawal of required governmental and regulatory approvals, including permitting activities;

•

changes in the environmental and other governmental regulation that applies to our operations, including federal legislation or regulatory action expanding the types and extent of water resources regulated under federal law and the possibility of further federal or state legislation or regulatory action affecting or related to greenhouse gas emissions, including carbon taxes or other measures that may be implemented in Canada or other jurisdictions in which we operate, or of restrictions or liabilities related to elevated levels of naturally-occurring radiation that arise from disturbing the ground in the course of mining activities or possible efforts to reduce the flow of nutrients into the Gulf of Mexico, the Mississippi River basin or elsewhere;

•	the potential costs and effects of implementation of federal or state water quality standards for the discharge of nitrogen and/or phosphorus into Florida waterways;

•	the financial resources of our competitors, including state-owned and government-subsidized entities in other countries;

•	the possibility of defaults by our customers on trade credit that we extend to them or on indebtedness that they incur to purchase our products and that we guarantee;

•

the effectiveness of the processes we put in place to manage our significant strategic priorities, including the expansion of our Potash business and our investment in the Ma’aden Wa’ad Al Shamal Phosphate Company (the “MWSPC”), and to successfully integrate and grow acquired businesses;

•

actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations and Canadian resource taxes and royalties, or the costs of MWSPC or its existing or future funding;

•

the costs and effects of legal and administrative proceedings and regulatory matters affecting us, including environmental, tax or administrative proceedings, complaints that our operations are adversely impacting nearby farms, businesses, other property uses or properties, settlements thereof and actions taken by courts with respect to approvals of settlements, costs related to defending and resolving global audit, appeal or court activity, and other, and other further developments in legal proceedings and regulatory matters;

•	the success of our efforts to attract and retain highly qualified and motivated employees;

•

strikes, labor stoppages or slowdowns by our work force or increased costs resulting from unsuccessful labor contract negotiations, and the potential costs and effects of compliance with new regulations affecting our workforce, which increasingly focus on wages and hours, healthcare, retirement and other employee benefits;

•	brine inflows at our potash mines;

•

accidents or other incidents involving our properties or operations, including potential fires, explosions, seismic events, sinkholes, unsuccessful tailings management, ineffective mine safety procedures, or releases of hazardous or volatile chemicals;

•

terrorism or other malicious intentional acts, including cybersecurity risks such as attempts to gain unauthorized access to, or disable, our information technology systems, or our costs of addressing malicious intentional acts;

•	actions by the holders of controlling equity interests in businesses in which we hold a noncontrolling interest;

•

changes in our relationships with the other member of Canpotex or any joint venture in which we participate or their or our exit from participation in Canpotex or any such export association or joint venture, and other changes in our commercial arrangements with unrelated third parties;

•

difficulties in realizing benefits under our long-term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risks that the cost savings initially anticipated from the agreement may not be fully realized over the term of the agreement or that the price of natural gas or the market price for ammonia during the agreement’s term are at levels at which the agreement’s natural gas based pricing is disadvantageous to us, compared with purchases in the spot market; and

•	other risk factors reported from time to time in our Securities and Exchange Commission reports.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update or revise these statements except as required by federal securities laws.

THE MOSAIC COMPANY

We are the world’s leading producer and marketer of concentrated phosphate and potash crop nutrients. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We are the second largest integrated phosphate producer in the world and one of the largest producers and marketers of phosphate-based animal feed ingredients in North America and Brazil. Following our January 8, 2018 acquisition (the “Acquisition”) of the global phosphate and potash operations of Vale S.A. conducted through Mosaic Fertilizantes P&K S.A. (formerly Vale Fertilizantes S.A.), we are the leading fertilizer production and distribution company in Brazil. We mine phosphate rock in Florida, Brazil and Peru. We process rock into finished phosphate products at facilities in Florida, Louisiana and Brazil. Upon completion of the Acquisition, we became the majority owner of an entity operating a phosphate rock mine in the Bayovar region in Peru, in which we previously held a minority equity interest. We are one of the four largest potash producers in the world. We mine potash in Saskatchewan, New Mexico and Brazil. We have other production, blending or distribution operations in Brazil, China, India and Paraguay, as well as a strategic equity investment in a joint venture that operates a phosphate rock mine and chemical complexes in the Kingdom of Saudi Arabia. Our distribution operations serve the top four nutrient-consuming countries in the world: China, India, the United States and Brazil.

The Mosaic Company is a Delaware corporation that was incorporated in March 2004 and serves as the parent company of the business that was formed through the October 2004 combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated. We are publicly traded on the New York Stock Exchange under the ticker symbol “MOS” and are headquartered in Tampa, Florida.

We conduct our business through wholly and majority-owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest. We are organized into three reportable business segments: Phosphates, Potash and Mosaic Fertilizantes. Intersegment eliminations, unrealized mark-to-market gains/losses on derivatives, debt expenses, Streamsong Resort® results of operations, and the results of the China and India distribution businesses are included within Corporate, Eliminations and Other.

Our principal executive offices are located at 101 East Kennedy Blvd, Suite 2500, Tampa, Florida 33602, telephone (800) 918-8270. Our Internet website address is www.mosaicco.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

RISK FACTORS

Investing in the securities described in this prospectus involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we and/or one or more selling stockholders offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we and/or one or more selling stockholders are offering under that prospectus supplement.

USE OF PROCEEDS

We will use the net proceeds from the sale of the offered securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws. The description below is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law (the “DGCL”).

Authorized Capital

Our authorized capital stock consists of 1 billion shares of common stock and 15 million shares of preferred stock.

Common Stock

Each holder of our common stock is entitled to one vote per share with respect to all matters to which holders of common stock are entitled to vote.

Holders of common stock are generally entitled to dividends and other distributions in cash, securities or property out of funds legally available for that purpose as may be declared by our board of directors. Our board of directors’ authority to declare dividends is subject to the rights of any holders of preferred stock and the availability of sufficient funds under the DGCL to pay dividends.

The common stock has no preemptive rights and no cumulative voting rights.

In the event of our liquidation, dissolution or winding up, after payment in full of all amounts to which the holders of any then outstanding preferred stock may be entitled, the remaining assets to be distributed to the holders of the capital stock of the Company will be distributed ratably, on a share for share basis, among the holders of common stock.

Preferred Stock

Our board of directors is authorized, subject to legal limitations, from time to time to provide for the issuance of shares of preferred stock in one or more series, and to prescribe the designation, powers, relative preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of the shares of each series. This authorization includes the right to fix the designation of the series and the number of shares in it, dividend rates and rights, voting rights, conversion rights, redemption rights, sinking fund provisions, liquidation rights, and any other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof.

As of the date of this prospectus, there are no shares of the Company’s preferred stock issued and outstanding.

We may be able to issue the Company’s preferred stock in ways which may delay, defer or prevent a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of the Company’s preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.

Certain Effects of Authorized but Unissued Stock

Authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital and for corporate acquisitions. The Company could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company. See also “—Anti-Takeover Provisions in our Restated Certificate of Incorporation and Bylaws” below.

Anti-Takeover Provisions in our Restated Certificate of Incorporation and Bylaws

The DGCL contains and our restated certificate of incorporation and amended and restated bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders, which include rules regarding how stockholders may present proposals to nominate directors for election at stockholders meetings, the ability of our board of directors to issue preferred stock without stockholder approval and the prohibition on stockholder action by written consent.

Delaware Statutory Provisions

The Company is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board of directors or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s outstanding voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “MOS”.

DESCRIPTION OF DEBT SECURITIES

In this section only, “we”, “us” or “our” refer only to The Mosaic Company without any of its subsidiaries, any of its proportionate share of joint ventures, any partnership of which it is a partner or any of its significant equity investments.

The debt securities will be issued under an indenture (the “Indenture”) between The Mosaic Company and U.S. Bank National Association (the “Trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The terms and conditions applicable to a series of debt securities will be established in accordance with the requirements of the Indenture for the specific debt securities and contained in the applicable prospectus supplement.

A copy of the Indenture is filed as an exhibit to the registration statement on Form S-3 with respect to the debt securities. The following is a summary only of important provisions and definitions of the Indenture and the debt securities which describes certain general terms and provisions of the debt securities and is not intended to be complete. We urge you to review the Indenture carefully before making a decision to purchase any debt securities because it is the Indenture, and not this summary, that governs your rights as a holder of our debt securities. See “Where You Can Find More Information” for details concerning how you may obtain a copy of the registration statement, including the Indenture filed as an exhibit thereto.

General

The Indenture does not limit the aggregate principal amount of debt securities that we may issue under the Indenture. The Indenture provides that debt securities may be issued from time to time in one or more series and may be denominated in U.S. dollars or any foreign currency. Specific U.S. federal income tax considerations applicable to any of the debt securities denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to any offering of securities denominated in a currency other than U.S. dollars. Unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

The applicable prospectus supplement will set forth the specific terms of a series of debt securities being offered by us and may include any or all of the following:

(a)	the specific designation of the debt securities of such series;

(b)	any limit upon the aggregate principal amount of the debt securities of such series;

(c)	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the debt securities of such series will be payable;

(d)

the rate or rates at which the debt securities of such series will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue, or the method by which such date or dates will be determined and on which such interest will be payable and the regular record date, if any, for the payment of interest on debt securities of a series in registered form, or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(e)

the place or places, if any, other than the office of an affiliate of the Trustee, where the principal of (and premium, if any, on) and any interest on the debt securities of a series will be payable and where debt securities in registered form may be surrendered for registration of transfer and where debt securities may be surrendered for exchange;

(f)	the place or places where notices or demands to or upon us in respect of the debt securities of a series and the Indenture may be served;

(g)

the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which the debt securities of a series may be redeemed, in whole or in part, at our option if we are to have that option;

(h)

our obligation, if any, to redeem, repay or purchase debt securities of a series pursuant to any sinking fund provision or at the option of the holder, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities of a series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(i)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of a series will be issuable;

(j)	if other than the Trustee, the identity of each security registrar and/or paying agent;

(k)

if other than the principal amount thereof, the portion of the principal amount of debt securities of a series that will be payable upon acceleration of the maturity thereof upon the occurrence of an event of default or the method by which such portion shall be determined;

(l)

if other than U.S. dollars, the currency in which payment of the principal (and premium, if any, on) or interest, if any, on the debt securities of a series shall be payable or in which the debt securities of a series shall be denominated and the particular provisions applicable thereto;

(m)

whether the amount of payments of principal of (and premium, if any, on) or interest, if any, on the debt securities of a series may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined;

(n)

whether the principal of (and premium, if any, on) or interest, if any, on the debt securities of a series are to be payable, at our election or at the election of a holder thereof, in a currency other than that in which the debt securities of a series are denominated or stated to be payable, the period or periods within which and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities of a series are denominated or stated to be payable and the currency in which such debt securities of a series are to be so payable;

(o)	the designation of the initial exchange rate agent for a series of debt securities, if any;

(p)	any provisions in modification of, in addition to or in lieu of the defeasance provisions set forth in the Indenture that shall be applicable to the debt securities of a series;

(q)	any provisions granting special rights to the holders of debt securities of a series upon the occurrence of such events as may be specified;

(r)	any deletions from, modifications of or additions to the events of default or any of our covenants with respect to the debt securities of a series;

(s)	whether any debt securities of a series are to be issued in global form and, if so, the identity of the initial depository thereof;

(t)	the date as of which any temporary global debt security representing outstanding debt securities of a series will be dated;

(u)

the person to whom any interest on registered debt securities of a series shall be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date for such interest;

(v)

if debt securities of a series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(w)	if the debt securities of a series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered; and

(x)	any other or different terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the debt securities of a series.

We reserve the right to set forth in a prospectus supplement specific terms of the debt securities that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such debt securities.

Ranking

Unless otherwise indicated in any applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank pari passu as to priority of payment with all of our other outstanding unsecured and unsubordinated debt. We are a holding company that conducts all of our business through subsidiaries. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Unless otherwise specified in the applicable prospectus supplement, other than the restriction on liens and sale and leaseback transactions set forth in the Indenture and described below, the Indenture does not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us or any of our subsidiaries.

Form, Exchange and Transfer

The Indenture provides that a series of debt securities may be issuable in global form.

A prospectus supplement may indicate the places to register a transfer of debt securities. No service charge will be made for any registration of transfer or exchange of debt securities, but we may, in certain circumstances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

(a)

issue, register the transfer of or exchange any series of our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption;

(b)	register the transfer of or exchange any registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

(c)	issue, register the transfer of or exchange any of our debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any, and interest, if any, on) our debt securities will be made at the office or agency of the Trustee.

Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name our debt securities are registered at the close of business on the day or days specified by us.

Global Securities

A series of our debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for our debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of our debt securities to be represented by a global security may be described in a prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of our debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of our debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require that certain purchasers of securities have the ability to take physical delivery of such debt securities in definitive form.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Unless otherwise specified in the applicable prospectus supplement for a series of debt securities, owners of beneficial interests in a global security will not be entitled to have a series of our debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of our debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the Trustee nor any paying agent for our debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. We urge you to read the Indenture for the full definition of all such terms.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Consolidated Net Tangible Assets”, as of any date of determination, means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (iii) appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recently available balance sheet as of the last day of a fiscal quarter of us and our consolidated subsidiaries computed in accordance with U.S. generally accepted accounting principles.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (v) every capital lease obligation of such Person determined in accordance with U.S. generally accepted accounting principles, and (vi) every obligation of the type referred to in the foregoing clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or secured or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. Notwithstanding any terms of this definition to the contrary, “Debt” shall not include any trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, secure, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to U.S. generally accepted accounting principles, or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in U.S. generally accepted account principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Person” means any individual, corporation, partnership, association, trust, or any other entity or organization, including a government or any agency or political subdivision or instrumentality thereof.

“Principal Property” means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary, whether owned or leased as of the date of the Indenture or thereafter, the gross book value of which exceeds 3% of Consolidated Net Tangible Assets, other than manufacturing plants and warehouses which the Board of Directors of the Company by resolution declares are not material to the total business conducted by the Company and the Subsidiaries as an entirety and which, when taken together with all other manufacturing plants and warehouses as to which such declaration has been so made, is so declared by the Board of Directors of the Company to be not of material importance to the total business conducted by the Company and the Subsidiaries as an entirety.

“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours, for a period of more than 36 months, of any Principal Property, which property has been or is to be sold or transferred by us or such Subsidiary to such Person in contemplation of such leasing.

“Significant Subsidiary” of a Person means a Subsidiary of such Person that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934 (the “Exchange Act”).

“Subsidiary” of a Person means (i) any corporation, association, or other business entity (other than a partnership) more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, “securities having ordinary voting power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Covenants

Limitation on Liens

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, Incur any Debt if such Debt is secured by a mortgage, pledge, security interest or lien (a “lien” or “liens”) upon any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:

(a)	liens existing on the date the debt securities are originally issued or liens provided for under the terms of agreements existing on such date;

(b)

liens on any property acquired or constructed by us or any Subsidiary of ours after the date of the Indenture that are created or assumed contemporaneously with or within 270 days after such acquisition or construction to secure or provide for the payment of all or part of the purchase price or cost of construction thereof (or to secure any Debt Incurred by us or a Subsidiary of ours for the purpose of financing all or a part of the purchase price or cost of construction thereof or of improvements thereon);

(c)

existing liens on property acquired (including liens on any property acquired from a Person that is consolidated or amalgamated with or merged with or into us or a Subsidiary of ours) or liens outstanding at the time any Person becomes a Subsidiary of ours that are not incurred in connection with such entity becoming a Subsidiary of ours;

(d)	liens in favor of us or any Subsidiary of ours;

(e)	liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute;

(f)

liens on any property to secure asset retirement, reclamation or similar obligations, or to secure penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters;

(g)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any liens referred to in any foregoing clause (a), (b), (c), (d), (e) or (f) to the extent that the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs (including any premiums or make-whole payments) related to such extension, renewal or replacement, and to the extent that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property); and

(h)

any lien which would otherwise be subject to the foregoing restrictions, to the extent that the aggregate principal amount of the Debt so secured, together with the aggregate principal amount of other Debt secured by liens then outstanding (excluding Debt secured by liens permitted under the foregoing exceptions and any obligation existing on the date the debt securities are originally issued that becomes Debt after such date due solely to a change in U.S. generally accepted accounting principles) and the Attributable Debt in respect of all Sale/Leaseback Transactions entered into after the date of the Indenture (not including Attributable Debt in respect of any such Sale/Leaseback Transactions the proceeds of which are applied to the prepayment of outstanding debt securities or other Debt of ours as set forth below under clause (c) of “—Limitation on Sale/Leaseback Transactions”) would not then exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

The Indenture provides that we will not, and will not permit any Subsidiary of ours to, enter into any Sale/Leaseback Transaction with any Person (other than us or a Subsidiary of ours) unless:

(a)

at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to Incur Debt, in a principal amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction, secured by a lien on such Principal Property subject to such Sale/Leaseback Transaction, pursuant to the provision of the covenant described under “—Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(b)

after the date on which debt securities are first issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or any Subsidiary shall have expended for property used or to be used in the ordinary course of business of us or any Subsidiary (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any portion of such amount not being so designated to be applied as set forth in clause (c) below except to the extent permitted under clause (a) above); or

(c)

during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any Debt of ours (other than debt securities or Debt that is held by us or any Subsidiary of ours or Debt of ours that is subordinate in right of payment to the debt securities) an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount expended by us as set forth in clause (b) above), less an amount equal to the principal amount of such debt securities and Debt voluntarily defeased or retired by us within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by us or any Subsidiary of ours during such period.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not amalgamate or consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets, on a consolidated basis, to any Person (other than us or any of our Subsidiaries or a Person that will be a Subsidiary after the transaction) unless (i) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under the Indenture (including the debt securities), (ii) immediately after the transaction no default or event of default shall exist, (iii) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (iv) we or such Person shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the relevant provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with. In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any property or assets of ours or any Subsidiary would become subject to any lien or other encumbrance securing Debt, unless such lien or other encumbrance could be created pursuant to the provisions described under “—Limitation on Liens” above without equally and ratably securing the debt securities or unless the debt securities are secured equally and ratably with, or prior to, the Debt secured by such lien or other encumbrance.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, we will be discharged from any and all obligations in respect of any of the debt securities outstanding thereunder (except with respect to the authentication, transfer, exchange or replacement of such debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture), upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each installment of interest and any mandatory sinking fund payments or analogous payments on the outstanding debt securities of such series (“Defeasance”). Such trust may only be established if among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(b)	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(c)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust created to be subject to the United States Investment Company Act of 1940, as amended; and

(d)	other customary conditions precedent are satisfied.

We may exercise our Defeasance option notwithstanding a prior exercise of the Covenant Defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the Defeasance option.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that, at our option, unless and until we have exercised our Defeasance option described in the preceding paragraph, we may be released with respect to the debt securities, from the “Limitation on Liens” covenant, the “Limitation on Sale/Leaseback Transactions” covenant, the “Consolidation, Merger and Sale of Assets” covenant and certain other covenants, and such omission shall not be deemed to be an event of default under the Indenture and the debt securities outstanding thereunder upon irrevocable deposit with the Trustee, in trust, of money and/or government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and each installment of interest and any mandatory sinking fund payments or analogous payments on the outstanding debt securities of such series (“Covenant Defeasance”). If we exercise the Covenant Defeasance option, the obligations under the

Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

(a)

we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(b)	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred or be continuing;

(c)

we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

(d)	other customary conditions precedent are satisfied.

Events of Default

The Indenture provides that the following shall constitute events of default with respect to debt securities of any series:

(a)	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or any premium on) any debt security of that series at its maturity;

(c)	default in the deposit of any sinking fund payment when the same becomes due by the terms of the debt securities of that series;

(d)

breach or default in the performance of any covenant or agreement of ours in the Indenture, which continues for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of all outstanding debt securities of such series affected thereby;

(e)	acceleration of or any failure to pay at final maturity any Debt or ours or any Subsidiary or ours in an aggregate amount in excess of $100 million;

(f)	certain events in bankruptcy, insolvency or reorganization of us or any Subsidiary of ours which constitutes a Significant Subsidiary; and

(g)	any other events of default provided with respect to the debt securities of that series.

If an event of default (other than an event of default described in clause (e)), occurs and is continuing with respect to debt securities of any series, then in every such case the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding debt securities of that series and all interest thereon to be due and payable immediately, by notice in writing to us (and to the Trustee if given by holders), and upon any such declaration the same shall become immediately due and payable.

If an event of default described in clause (e) above occurs and is continuing with respect to debt securities of any series, the principal of and interest on all the debt securities of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes.

However, at any time after a declaration of acceleration with respect to the outstanding debt securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such acceleration.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such event of default.

No holder of a debt security of any series will have any right to institute any proceedings with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing event of default with respect to the debt securities of that series, (b) the holders of at least 25% in principal amount of the outstanding debt securities of all series affected by such event of default (as one class) have made written request, and such holder or holders have offered reasonable indemnity to the Trustee to institute such proceedings as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (as one class) a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification of the Indenture and Waiver

Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification or amendment (as one class); provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (i) change the stated maturity of the principal of (and premium, if any), or any installment of interest on, such outstanding debt security; (ii) reduce the principal of (and premium, if any), or any installment of interest on, such outstanding debt security; (iii) reduce the amount of the principal of such outstanding debt security payable upon the acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or the premium, if any, or interest on, such outstanding debt security; (v) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (vi) reduce the percentage of outstanding debt securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or (vii) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or covenants except as otherwise specified.

Notwithstanding the preceding, we and the Trustee are permitted to make modifications and amendments to the Indenture without the consent of any holder of debt securities of any series for any of the following purposes: (i) to evidence the succession of another person to us as obligor under the Indenture; (ii) to add covenants for any series of debt securities or to surrender any of our rights or powers in the Indenture; (iii) to add events of default for any series of debt securities; (iv) to add or change any provisions of the Indenture to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision; (vi) to add guarantees to the debt securities of any series and guarantors under the Indenture or to secure the debt securities of any series; (vii) to establish the form or terms of debt securities of any series; (viii) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of such series in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of any series, on behalf of all holders of outstanding debt securities of such series, may waive compliance by us with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in principal amount of outstanding debt securities of all series with respect to which an event of default shall have occurred and be continuing, on behalf of the holders of all outstanding debt securities such series, may waive such event of default, except a default in the payment of principal, premium or interest.

Governing Law

The Indenture is and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase our debt or equity securities, shares of common stock or shares of preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS

Information about selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the securities offered by this prospectus:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to one or more purchasers directly;

•	through a combination of any of the previous methods of sale; or

•	through any other methods described in a prospectus supplement.

Registration of securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

The applicable prospectus supplement will describe that offering, including:

•	the securities offered;

•	the purchase price and the proceeds from that sale;

•	the name or names of any underwriters, dealers or agents involved in the sale of the offered securities;

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	any underwriting discounts, commissions agents’ fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional shares from the selling stockholders;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The offered securities may be sold directly by us and/or one or more selling stockholders or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

We may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities offered by this prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.

We and/or one or more selling stockholders may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act, and may also agree to contribute payments which the underwriters, dealers or agents may be required to make.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, or other counsel who is satisfactory to us.

EXPERTS

The consolidated financial statements of The Mosaic Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table reflects an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by The Mosaic Company in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$(1)
FINRA filing fee	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Rating agency fees	(2)
Printing and engraving fees	(2)
Blue Sky fees and expenses	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r), the Registrant elects to defer payment of all of the registration fees. Any additional registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our restated certificate of incorporation provides that we shall indemnify, to the fullest extent permitted by the DGCL, each person who is or was a director or officer of the Company, and each person who serves or served at the request of the Company as director or officer of another enterprise. Our amended and restated bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

We are party to indemnification agreements with each of our directors and executive officers (the “Indemnitees”). Such indemnification agreements currently provide, among other things, that, subject to the limitations of such agreements, to the fullest extent permitted by Delaware law, the Company shall indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. Where indemnification in accordance with the indemnification agreements is unavailable to an Indemnitee, the indemnification agreements also provide for Mosaic to contribute to the payment of the Indemnitees’ losses to the fullest extent permitted by law. The indemnification agreements also provide for, among other things, advancement of expenses.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers us for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

The restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.

(a)	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting or Purchase Agreement.

4.1	Restated Certificate of Incorporation, effective May 19, 2016 (incorporated by reference to Exhibit 3.i to Current Report on Form 8-K of Mosaic dated May 19, 2016 and filed on May 23, 2016).

4.2	Amended and Restated Bylaws, effective March 5, 2020 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K of Mosaic dated March 5, 2020 and filed on March 6, 2020).

4.3	Indenture dated as of October 24, 2011, between Mosaic and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of Mosaic dated October 24, 2011 and filed on October 24, 2011).

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement.

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

23.1**	Consent of KPMG LLP.

23.2**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included as part of the signature pages of this Registration Statement).

25.1**	Form T-1.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida as of November 4, 2021.

THE MOSAIC COMPANY

By:	/s/ James “Joc” C. O’Rourke
Name	James (“Joc”) C. O’Rourke
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints James C. O’Rourke, Clint C. Freeland and Mark J. Isaacson, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 4th day of November, 2021 by the following persons in the capacities indicated:

Signature	Capacity

/s/ James “Joc” C. O’Rourke James (“Joc”) C. O’Rourke	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Clint C. Freeland Clint C. Freeland	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Cheryl K. Beebe Cheryl K. Beebe	Director

/s/ Oscar P. Bernardes Oscar P. Bernardes	Director

/s/ Gregory L. Ebel Gregory L. Ebel	Director

/s/ Timothy S. Gitzel Timothy S. Gitzel	Director

Signature	Capacity

/s/ Denise C. Johnson Denise C. Johnson	Director

/s/ Emery N. Koenig Emery N. Koenig	Director

/s/ David T. Seaton David T. Seaton	Director

/s/ Steven M. Seibert Steven M. Seibert	Director

/s/ Luciano Siani Pires Luciano Siani Pires	Director

/s/ Gretchen H. Watkins Gretchen H. Watkins	Director

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director